SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549

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                                    FORM 8-K



                                 CURRENT REPORT
                     PURSUANT TO SECTION 13 OR 15(d) OF THE
                         SECURITIES EXCHANGE ACT OF 1934




       Date of Report (Date of earliest event reported): October 21, 1999




                         SENIOR HOUSING PROPERTIES TRUST
               (Exact name of registrant as specified in charter)




      Maryland                        001-15319                   04-3445278
   (State or other                 (Commission file             (IRS employer
   jurisdiction of                     number)               identification no.)
   incorporation)


400 Centre Street, Newton, Massachusetts                       02458
(Address of principal executive offices)                     (Zip code)


Registrant's telephone number, including area code:  617-796-8350
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Item 5. Other Events.

As previously announced, on October 21, 1999, Senior Housing Properties Trust (the "Company") elected John L. Harrington, age 62, to the Board of Trustees of the Company as a Group II Trustee, to serve until the Company's 2001 annual shareholders meeting.

Mr. Harrington's principal occupation is acting as the Chief Executive Officer of the Boston Red Sox Baseball Club, Executive Director of the Yawkee Foundation and as a Trustee of the JRY Trust. Mr. Harrington is also a director of a bank subsidiary of Fleet Financial Group, Inc., and a Trustee of Hospitality Properties Trust. Mr. Harrington previously was a Trustee of HRPT Properties Trust from 1991 through August 1995. HRPT Properties Trust owns approximately 49.3% of the Company's common shares of beneficial interest and 7.1% of the common shares of beneficial interest of Hospitality Properties Trust.



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



                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

                               SENIOR HOUSING PROPERTIES TRUST



                               By:  /s/ Ajay Saini
                                    Ajay Saini, Treasurer and Chief Financial
                                    Officer

Date: October 27, 1999


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